Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry Announces Second Quarter Fiscal 2019

Results of Operations

Highlights

▪	Korn Ferry reports fee revenue of $495.2 million in Q2 FY’19, an 11.8% increase (14.6% on a constant currency basis) from Q2 FY’18, driven by organic growth in all segments.
▪	Operating income was $71.0 million in Q2 FY’19 with an operating margin of 14.3%. Adjusted EBITDA was $80.3 million with Adjusted EBITDA margin of 16.2%.
▪

Q2 FY’19 diluted earnings per share was $0.81 compared to diluted earnings per share of $0.64 in Q2 FY’18.  Adjusted diluted earnings per share was $0.85 in Q2 FY’19 compared to Adjusted diluted earnings per share of $0.67 in Q2 FY’18.

▪

The Company continued with its balanced approach to capital allocation, buying back $22.7 million of stock during the quarter and declaring a quarterly dividend of $0.10 per share on December 5, 2018 payable on January 15, 2019 to stockholders of record on December 20, 2018.

▪

In connection with the previously announced rebranding, the firm also announced that it will be formally changing its name from Korn/Ferry International to Korn Ferry, effective January 1, 2019 – a move reflecting the transformation of the organization to one unified brand.

Los Angeles, CA, December 6, 2018 – Korn/Ferry International (NYSE: KFY), a global organizational consulting firm, today announced first quarter fee revenue of $495.2 million.  Second quarter diluted earnings per share was $0.81 and Adjusted diluted earnings per share was $0.85.  Adjusted diluted earnings per share for the second quarter excludes $2.8 million related to retention awards from a prior acquisition, or $0.04 per share.

“For Korn Ferry’s recently completed second quarter, we achieved the highest top line and bottom line results in our history, with fee revenue of approximately $495 million and Adjusted EBITDA and Adjusted EBITDA margin of approximately $80 million and 16.2%, respectively.  Our fee revenue grew approximately 12% year-over-year in the second quarter, 14.6% at constant currency, with strong growth across all of our geographies and solutions.  Additionally, during the quarter we continued to effectively deploy capital, repurchasing over $22 million of our shares.  Our return on invested capital continues to accelerate. From the end of FY’18 to the end of Q2 FY’19, our return on invested capital has now increased by over 200 basis points,” said Gary D. Burnison, CEO, Korn Ferry.

“Calendar year 2018 is the year we established ourselves as the preeminent global organizational consulting firm, a company whose purpose is to enable people and organizations to exceed their potential. When looking at the one professional we put in a new job every three minutes, the 1.2 million people we develop each year and 98% of the Fortune 500 who work with us – it is clear we are making a notable impact. I look forward to what the future holds as we ring in a New Year."

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	Second Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Fee revenue	$495.2	$443.0	$960.8	$844.3
Total revenue	$506.8	$455.5	$985.2	$870.4
Operating income	$71.0	$52.5	$15.9	$94.4
Operating margin	14.3%	11.8%	1.7%	11.2%
Net income attributable to Korn Ferry	$46.0	$36.3	$7.4	$65.4
Basic earnings per share	$0.82	$0.65	$0.13	$1.16
Diluted earnings per share	$0.81	$0.64	$0.13	$1.15

EBITDA Results (b):	Second Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
EBITDA	$77.5	$68.4	$38.6	$126.0
EBITDA margin	15.7%	15.4%	4.0%	14.9%

Adjusted Results (c):	Second Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Adjusted EBITDA (b)	$80.3	$70.6	$151.1	$131.0
Adjusted EBITDA margin (b)	16.2%	15.9%	15.7%	15.5%
Adjusted net income attributable to Korn Ferry	$48.2	$37.8	$92.4	$69.0
Adjusted basic earnings per share	$0.86	$0.68	$1.65	$1.23
Adjusted diluted earnings per share	$0.85	$0.67	$1.62	$1.21

___________

(a)	Numbers may not total due to rounding.
(b)

EBITDA refers to earnings before interest, taxes, depreciation and amortization.  Adjusted EBITDA further adjusts EBITDA to exclude tradename write-offs, integration/acquisition costs and restructuring (recoveries) charges, net.  EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Second Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Tradename write-offs	$-	$-	$106.6	$-
Integration/acquisition costs	$2.8	$2.4	$5.9	$5.0
Restructuring (recoveries) charges, net	$-	$(0.2)	$-	$0.1

Fee revenue was $495.2 million in Q2 FY’19, an increase of 11.8% (14.6% increase on a constant currency basis) compared to Q2 FY’18.  The increase in fee revenue was due to organic growth in all segments.

Operating margin was 14.3% in Q2 FY’19 compared to 11.8% in the year-ago quarter.  The increase in operating income was primarily due to the increase in fee revenue, partially offset by an increase in compensation and benefits.

Adjusted EBITDA margin was 16.2%, compared to 15.9% in the year-ago quarter.

Results by Segment

Selected Executive Search Data

(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Fee revenue	$197.6	$176.8	$390.6	$338.0
Total revenue	$202.0	$180.6	$400.1	$346.4
Operating income	$51.5	$35.3	$92.3	$68.2
Operating margin	26.0%	20.0%	23.6%	20.2%

Ending number of consultants	556	538	556	538
Average number of consultants	550	535	548	528
Engagements billed	3,968	3,723	6,144	5,752
New engagements (b)	1,757	1,578	3,465	3,171

EBITDA Results (c):	Second Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
EBITDA	$49.2	$37.7	$96.0	$73.0
EBITDA margin	24.9%	21.4%	24.6%	21.6%

Adjusted Results (d):	Second Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Adjusted EBITDA (c)	$49.2	$38.0	$96.0	$73.3
Adjusted EBITDA margin (c)	24.9%	21.5%	24.6%	21.7%

___________

(a)	Numbers may not total due to rounding.
(b)	Represents new engagements opened in the respective period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):
	Second Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Restructuring charges, net	$—	$0.3	$—	$0.3

Fee revenue was $197.6 million in Q2 FY’19, an increase of $20.8 million or 11.8% (14.0% on a constant currency basis) compared to Q2 FY’18.  The increase in fee revenue was attributable to higher fee revenue in all regions.

Operating income was $51.5 million in Q2 FY’19 compared to $35.3 million in Q2 FY’18.  Operating margin was 26.0% in Q2 FY’19 compared to 20.0% in the year-ago quarter.  The increase in operating income was due to higher fee revenue in Q2 FY’19 compared to Q2 FY’18, partially offset by an increase in compensation and benefits expense driven by an increase in performance related bonus expense and an increase in average headcount.

Adjusted EBITDA was $49.2 million in Q2 FY’19 with an Adjusted EBITDA margin of 24.9% compared to $38.0 million and 21.5%, respectively, in the year-ago quarter.

Selected Advisory Data

(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Fee revenue	$217.1	$200.0	$412.5	$379.4
Total revenue	$221.4	$203.8	$421.6	$387.1
Operating income (loss)	$29.4	$26.3	$(53.7)	$45.4
Operating margin	13.6%	13.2%	(13.0%)	12.0%

Ending number of consultants (b)	570	594	570	594
Staff utilization (c)	67%	67%	67%	65%

EBITDA Results (d):	Second Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
EBITDA	$36.7	$34.9	$(38.4)	$62.5
EBITDA margin	16.9%	17.5%	(9.3%)	16.5%

Adjusted Results (e):	Second Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Adjusted EBITDA (d)	$39.4	$36.8	$73.9	$67.1
Adjusted EBITDA margin (d)	18.2%	18.4%	17.9%	17.7%

 ___________

(a)	Numbers may not total due to rounding.
(b)	Represents number of employees originating consulting services.
(c)	Calculated by dividing the number of hours our full-time Advisory professional staff record to engagements during the period, by the total available working hours during the same period.
(d)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Tradename write-offs	$—	$—	$106.6	$—
Integration/acquisition costs	$2.8	$2.3	$5.8	$4.9
Restructuring recoveries, net	$—	$(0.5)	$—	$(0.2)

Fee revenue was $217.1 million in Q2 FY’19 compared to $200.0 million in Q2 FY’18, an increase of $17.1 million or 8.6% (11.8% on a constant currency basis) compared to Q2 FY’18.  The increase in fee revenue was primarily driven by Consulting across each of our Advisory solution areas.

Operating income was $29.4 million in Q2 FY’19 with an operating margin of 13.6% compared to operating income of $26.3 million and an operating margin of 13.2% in the year-ago quarter.  The increase in operating income was primarily due to higher fee revenue compared to the year-ago quarter, partially offset by an increase in compensation and benefits expense driven by an increase in performance related bonus expense.

Adjusted EBITDA was $39.4 million in Q2 FY’19 with an Adjusted EBITDA margin of 18.2% compared to $36.8 million and 18.4%, respectively, in the year-ago quarter.

Selected RPO and Professional Search Data

(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
Fee revenue	$80.5	$66.3	$157.8	$126.9
Total revenue	$83.4	$71.0	$163.5	$136.9
Operating income	$12.5	$9.4	$24.2	$17.7
Operating margin	15.6%	14.2%	15.3%	13.9%

Engagements billed (b)	1,338	1,228	2,134	1,907
New engagements (c)	731	711	1,502	1,443

EBITDA Results (d):	Second Quarter		Year to Date
	FY’19	FY’18	FY’19	FY’18
EBITDA	$13.2	$10.2	$25.7	$19.3
EBITDA margin	16.4%	15.4%	16.3%	15.2%

___________

(a)	Numbers may not total due to rounding.
(b)	Represents professional search engagements billed.
(c)	Represents new professional search engagements opened in the respective period.
(d)	EBITDA and EBITDA margin are non-GAAP financial measures (see attached reconciliations).

Fee revenue was $80.5 million in Q2 FY’19, an increase of $14.2 million or 21.4% (24.4% increase on a constant currency basis), compared to the year-ago quarter.  The higher fee revenue was driven by an increase in fee revenue in professional search and recruitment process outsourcing of $8.2 million and $6.0 million, respectively, in Q2 FY’19 compared to Q2 FY’18.

Operating income was $12.5 million in Q2 FY’19, an increase of $3.1 million compared to Q2 FY’18 operating income of $9.4 million.  Operating margin was 15.6% in the current quarter compared to 14.2% in the year-ago quarter.

EBITDA was $13.2 million during Q2 FY’19, an increase of $3.0 million compared to Q2 FY’18.  EBITDA margin was 16.4% in Q2 FY’19 and 15.4% in Q2 FY’18.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:

▪	Q3 FY’19 fee revenue is expected to be in the range of $470 million and $490 million; and
▪	Q3 FY’19 diluted earnings per share is likely to range between $0.76 to $0.84.

On a consolidated adjusted basis:

▪	Q3 FY’19 Adjusted diluted earnings per share is expected to be in the range from $0.77 to $0.85.

	Q3 FY’19 Earnings Per Share Outlook (1)
	Low	High
Consolidated diluted earnings per share	$0.76	$0.84
Retention bonuses	0.01	0.01
Tax rate impact	—	—
Consolidated Adjusted diluted earnings per share	$0.77	$0.85

___________

(1)	Consolidated Adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.

Earnings Conference Call Webcast

The earnings conference call will be held today at 11:00 AM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak.  The conference call will be webcast and available online at ir.kornferry.com.  We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is a global organizational consulting firm.  We help clients synchronize strategy and talent to drive superior performance.  We work with organizations to design their structures, roles, and responsibilities.  We help them hire the right people to bring their strategy to life.  And we advise them on how to reward, develop, and motivate their people.  Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations.  These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook.  Readers are cautioned not to place undue reliance on such statements.  Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry.  The potential risks and uncertainties include those relating to competition, changes in demand for our services as a result of automation, the dependence on attracting and retaining qualified and experienced consultants, our ability to maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, tax accounting effects of the Tax Act, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, seasonality, risks related to the integration of recently acquired businesses, employment liability risk, the impact of rebranding on the Company’s products and services; the expected timing of the Company’s rebranding and entity rationalization plan, and the costs of the Company’s rebranding and entity rationalization plan.  For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission.  Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  In particular, it includes:

•

Adjusted net income attributable to Korn/Ferry International, adjusted to exclude restructuring (recoveries) charges, net, integration/acquisition costs and tradename write-offs, net of income tax effect;

•

Adjusted basic and diluted earnings per share, adjusted to exclude restructuring (recoveries) charges, net, integration/acquisition costs and tradename write-offs, net of income tax effect; and in the case of the outlook section, also adjusted for tax rate impact;

•

Constant currency (calculated using a quarterly average) amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin; and
•	Adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring (recoveries) charges, net, integration/acquisition costs and tradename write-offs, and Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results.  These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry.  These charges and other items represent 1) costs we incurred to acquire and integrate a portion of our Advisory business, 2) charges we incurred or recoveries we received to restructure the combined company due to the acquisition of a portion of our Advisory business, and 3) tradename write-offs associated with the rebranding plan initiated by Korn Ferry.  The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance.  Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.  Management further believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company.  In the case of constant currency amounts, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2018	2017	2018	2017
	(unaudited)
Fee revenue	$495,205	$443,018	$960,773	$844,272
Reimbursed out-of-pocket engagement expenses	11,588	12,450	24,382	26,113
Total revenue	506,793	455,468	985,155	870,385

Compensation and benefits	335,835	299,819	657,740	572,575
General and administrative expenses	57,738	58,603	226,462	116,864
Reimbursed expenses	11,588	12,450	24,382	26,113
Cost of services	19,627	19,883	37,954	35,696
Depreciation and amortization	11,018	12,447	22,749	24,656
Restructuring (recoveries) charges, net	-	(202)	-	78
Total operating expenses	435,806	403,000	969,287	775,982

Operating income	70,987	52,468	15,868	94,403
Other (loss) income, net	(4,600)	3,447	(109)	6,801
Interest expense, net	(4,337)	(3,624)	(8,440)	(7,304)
Income before provision (benefit) for income taxes
and equity in earnings of unconsolidated subsidiaries	62,050	52,291	7,319	93,900
Equity in earnings of unconsolidated subsidiaries	100	60	129	90
Income tax provision (benefit)	14,833	15,619	(1,277)	27,829
Net income	47,317	36,732	8,725	66,161
Net income attributable to noncontrolling interest	(1,283)	(401)	(1,302)	(789)
Net income attributable to Korn/Ferry International	$46,034	$36,331	$7,423	$65,372

Earnings per common share attributable to Korn/Ferry International:
Basic	$0.82	$0.65	$0.13	$1.16
Diluted	$0.81	$0.64	$0.13	$1.15

Weighted-average common shares outstanding:
Basic	55,461	55,390	55,420	55,592
Diluted	56,239	55,978	56,306	56,252

Cash dividends declared per share:	$0.10	$0.10	$0.20	$0.20

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended October 31,			Six Months Ended October 31,
	2018	2017	% Change	2018	2017	% Change

Fee revenue:
Executive Search:
North America	$115,863	$101,544	14.1%	$227,960	$193,377	17.9%
EMEA	44,928	41,346	8.7%	91,582	81,467	12.4%
Asia Pacific	27,936	25,912	7.8%	54,231	47,490	14.2%
Latin America	8,907	7,964	11.8%	16,785	15,623	7.4%
Total Executive Search	197,634	176,766	11.8%	390,558	337,957	15.6%
Advisory	217,089	199,953	8.6%	412,464	379,406	8.7%
RPO and Professional Search	80,482	66,299	21.4%	157,751	126,909	24.3%
Total fee revenue	495,205	443,018	11.8%	960,773	844,272	13.8%
Reimbursed out-of-pocket engagement expenses	11,588	12,450	(6.9%)	24,382	26,113	(6.6%)
Total revenue	$506,793	$455,468	11.3%	$985,155	$870,385	13.2%

Operating income (loss):		Margin		Margin		Margin		Margin
Executive Search:
North America	$35,328	30.5%	$23,039	22.7%	$61,842	27.1%	$45,109	23.3%
EMEA	7,319	16.3%	6,345	15.3%	14,288	15.6%	13,020	16.0%
Asia Pacific	6,767	24.2%	4,381	16.9%	13,408	24.7%	7,522	15.8%
Latin America	2,053	23.0%	1,527	19.2%	2,807	16.7%	2,553	16.3%
Total Executive Search	51,467	26.0%	35,292	20.0%	92,345	23.6%	68,204	20.2%
Advisory	29,426	13.6%	26,347	13.2%	(53,653)	(13.0%)	45,402	12.0%
RPO and Professional Search	12,516	15.6%	9,418	14.2%	24,161	15.3%	17,663	13.9%
Corporate	(22,422)		(18,589)		(46,985)		(36,866)
Total operating income	$70,987	14.3%	$52,468	11.8%	$15,868	1.7%	$94,403	11.2%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	October 31,	April 30,
	2018	2018
	(unaudited)
ASSETS
Cash and cash equivalents	$387,679	$520,848
Marketable securities	6,686	14,293
Receivables due from clients, net of allowance for doubtful accounts
of $20,197 and $17,845 at October 31, 2018 and April 30, 2018, respectively	433,557	384,996
Income taxes and other receivables	29,009	29,089
Unearned compensation	41,804	37,333
Prepaid expenses and other assets	32,953	27,700
Total current assets	931,688	1,014,259

Marketable securities, non-current	128,913	122,792
Property and equipment, net	126,242	119,901
Cash surrender value of company owned life insurance policies, net of loans	123,205	120,087
Deferred income taxes	37,776	25,520
Goodwill	579,863	584,222
Intangible assets, net	89,662	203,216
Unearned compensation, non-current	94,927	78,295
Investments and other assets	22,191	19,622
Total assets	$2,134,467	$2,287,914

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$34,764	$35,196
Income taxes payable	19,453	23,034
Compensation and benefits payable	231,688	304,980
Term loan	26,629	24,911
Other accrued liabilities	153,088	170,339
Total current liabilities	465,622	558,460

Deferred compensation and other retirement plans	234,098	227,729
Term loan, non-current	197,997	211,311
Deferred tax liabilities	1,751	9,105
Other liabilities	58,402	61,694
Total liabilities	957,870	1,068,299

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 72,202 and 71,631 shares issued and 56,511 and 56,517 shares outstanding at October 31, 2018 and April 30,
2018, respectively	664,486	683,942
Retained earnings	577,333	572,800
Accumulated other comprehensive loss, net	(68,581)	(40,135)
Total Korn/Ferry International stockholders' equity	1,173,238	1,216,607
Noncontrolling interest	3,359	3,008
Total stockholders' equity	1,176,597	1,219,615
Total liabilities and stockholders' equity	$2,134,467	$2,287,914

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2018	2017	2018	2017
	(unaudited)
Operating income	$70,987	$52,468	$15,868	$94,403
Depreciation and amortization	11,018	12,447	22,749	24,656
Other (loss) income, net	(4,600)	3,447	(109)	6,801
Equity in earnings of unconsolidated subsidiaries, net	100	60	129	90
EBITDA	77,505	68,422	38,637	125,950
Restructuring (recoveries) charges, net (1)	-	(202)	-	78
Integration/acquisition costs (2)	2,835	2,393	5,942	4,981
Tradename write-offs (3)	-	-	106,555	-
Adjusted EBITDA	$80,340	$70,613	$151,134	$131,009

Operating margin	14.3%	11.8%	1.7%	11.2%
Depreciation and amortization	2.3%	2.8%	2.3%	2.9%
Other (loss) income, net	(0.9%)	0.8%	-	0.8%
Equity in earnings of unconsolidated subsidiaries, net	-	-	-	-
EBITDA margin	15.7%	15.4%	4.0%	14.9%
Restructuring (recoveries) charges, net (1)	-	-	-	-
Integration/acquisition costs (2)	0.5%	0.5%	0.6%	0.6%
Tradename write-offs (3)	-	-	11.1%	-
Adjusted EBITDA margin	16.2%	15.9%	15.7%	15.5%

Net income attributable to Korn/Ferry International	$46,034	$36,331	$7,423	$65,372
Restructuring (recoveries) charges, net (1)	-	(202)	-	78
Integration/acquisition costs (2)	2,835	2,393	5,942	4,981
Tradename write-offs (3)	-	-	106,555	-
Tax effect on the above items (4)	(634)	(681)	(27,527)	(1,405)
Adjusted net income attributable to Korn/Ferry International	$48,235	$37,841	$92,393	$69,026

Basic earnings per common share	$0.82	$0.65	$0.13	$1.16
Restructuring (recoveries) charges, net (1)	-	-	-	-
Integration/acquisition costs (2)	0.05	0.04	0.11	0.10
Tradename write-offs (3)	-	-	1.92	-
Tax effect on the above items (4)	(0.01)	(0.01)	(0.51)	(0.03)
Adjusted basic earnings per share	$0.86	$0.68	$1.65	$1.23

Diluted earnings per common share	$0.81	$0.64	$0.13	$1.15
Restructuring (recoveries) charges, net (1)	-	-	-	-
Integration/acquisition costs (2)	0.05	0.04	0.11	0.09
Tradename write-offs (3)	-	-	1.88	-
Tax effect on the above items (4)	(0.01)	(0.01)	(0.50)	(0.03)
Adjusted diluted earnings per share	$0.85	$0.67	$1.62	$1.21

Explanation of Non-GAAP Adjustments
(1) Restructuring plan implemented in order to rationalize our cost structure by eliminating redundant positions and consolidating office space due to a previous acquisition that took place on December 1, 2015.
(2) Costs associated with completing a previous acquisition, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(3) The Company is implementing a plan to go to market under a single, master brand architecture to simplify the Company’s organizational structure by eliminating and/or consolidating certain legal entities and implementing a rebranding of the Company to offer the Company’s current products and services using the “Korn Ferry” name, branding and trademarks. As a result of this the Company was required under U.S. generally accepted accounting principles to record a one-time, non-cash tradename write-offs.
(4) Tax effect on restructuring (recoveries) charges, net, integration/acquisition costs and tradename write-offs.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATIN INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended October 31, 2018
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Advisory	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$115,863	$44,928	$27,936	$8,907	$197,634	$217,089	$80,482	$-	$495,205
Total revenue	$119,322	$45,636	$28,146	$8,912	$202,016	$221,419	$83,358	$-	$506,793

Net income attributable to Korn/Ferry International									$46,034
Net income attributable to noncontrolling interest									1,283
Other loss, net									4,600
Interest expense, net									4,337
Equity in earnings of unconsolidated subsidiaries, net									(100)
Income tax provision									14,833
Operating income (loss)	$35,328	$7,319	$6,767	$2,053	$51,467	$29,426	$12,516	$(22,422)	70,987
Depreciation and amortization	968	95	375	101	1,539	6,964	761	1,754	11,018
Other (loss) income, net	(4,081)	22	77	93	(3,889)	265	(79)	(897)	(4,600)
Equity in earnings of unconsolidated subsidiaries, net	100	-	-	-	100	-	-	-	100
EBITDA	32,315	7,436	7,219	2,247	49,217	36,655	13,198	(21,565)	77,505
EBITDA margin	27.9%	16.6%	25.8%	25.2%	24.9%	16.9%	16.4%		15.7%

Integration/acquisition costs	-	-	-	-	-	2,755	-	80	2,835
Adjusted EBITDA	$32,315	$7,436	$7,219	$2,247	$49,217	$39,410	$13,198	$(21,485)	$80,340
Adjusted EBITDA margin	27.9%	16.6%	25.8%	25.2%	24.9%	18.2%	16.4%		16.2%

	Three Months Ended October 31, 2017
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Advisory	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$101,544	$41,346	$25,912	$7,964	$176,766	$199,953	$66,299	$-	$443,018
Total revenue	$104,329	$42,073	$26,187	$7,994	$180,583	$203,836	$71,049	$-	$455,468

Net income attributable to Korn/Ferry International									$36,331
Net income attributable to noncontrolling interest									401
Other income, net									(3,447)
Interest expense, net									3,624
Equity in earnings of unconsolidated subsidiaries, net									(60)
Income tax provision									15,619
Operating income (loss)	$23,039	$6,345	$4,381	$1,527	$35,292	$26,347	$9,418	$(18,589)	52,468
Depreciation and amortization	984	459	371	111	1,925	8,143	784	1,595	12,447
Other income, net	290	43	94	39	466	455	-	2,526	3,447
Equity in earnings of unconsolidated subsidiaries, net	60	-	-	-	60	-	-	-	60
EBITDA	24,373	6,847	4,846	1,677	37,743	34,945	10,202	(14,468)	68,422
EBITDA margin	24.0%	16.6%	18.7%	21.1%	21.4%	17.5%	15.4%		15.4%

Restructuring (recoveries) charges, net	-	-	273	-	273	(481)	6	-	(202)
Integration/acquisition costs	-	-	-	-	-	2,313	-	80	2,393
Adjusted EBITDA	$24,373	$6,847	$5,119	$1,677	$38,016	$36,777	$10,208	$(14,388)	$70,613
Adjusted EBITDA margin	24.0%	16.6%	19.8%	21.1%	21.5%	18.4%	15.4%		15.9%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Six Months Ended October 31, 2018
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Advisory	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$227,960	$91,582	$54,231	$16,785	$390,558	$412,464	$157,751	$-	$960,773
Total revenue	$235,079	$93,385	$54,771	$16,815	$400,050	$421,566	$163,539	$-	$985,155

Net income attributable to Korn/Ferry International									$7,423
Net income attributable to noncontrolling interest									1,302
Other loss, net									109
Interest expense, net									8,440
Equity in earnings of unconsolidated subsidiaries, net									(129)
Income tax benefit									(1,277)
Operating income (loss)	$61,842	$14,288	$13,408	$2,807	$92,345	$(53,653)	$24,161	$(46,985)	15,868
Depreciation and amortization	1,947	465	745	208	3,365	14,395	1,522	3,467	22,749
Other (loss) income, net	(609)	362	252	130	135	835	26	(1,105)	(109)
Equity in earnings of unconsolidated subsidiaries, net	129	-	-	-	129	-	-	-	129
EBITDA	63,309	15,115	14,405	3,145	95,974	(38,423)	25,709	(44,623)	38,637
EBITDA margin	27.8%	16.5%	26.6%	18.7%	24.6%	(9.3%)	16.3%		4.0%

Integration/acquisition costs	-	-	-	-	-	5,782	-	160	5,942
Tradename write-offs	-	-	-	-	-	106,555	-	-	106,555
Adjusted EBITDA	$63,309	$15,115	$14,405	$3,145	$95,974	$73,914	$25,709	$(44,463)	$151,134
Adjusted EBITDA margin	27.8%	16.5%	26.6%	18.7%	24.6%	17.9%	16.3%		15.7%

	Six Months Ended October 31, 2017
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Advisory	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$193,377	$81,467	$47,490	$15,623	$337,957	$379,406	$126,909	$-	$844,272
Total revenue	$199,534	$83,131	$48,067	$15,658	$346,390	$387,132	$136,863	$-	$870,385

Net income attributable to Korn/Ferry International									$65,372
Net income attributable to noncontrolling interest									789
Other income, net									(6,801)
Interest expense, net									7,304
Equity in earnings of unconsolidated subsidiaries, net									(90)
Income tax provision									27,829
Operating income (loss)	$45,109	$13,020	$7,522	$2,553	$68,204	$45,402	$17,663	$(36,866)	94,403
Depreciation and amortization	1,933	887	691	218	3,729	16,228	1,580	3,119	24,656
Other income, net	572	99	199	59	929	886	8	4,978	6,801
Equity in earnings of unconsolidated subsidiaries, net	90	-	-	-	90	-	-	-	90
EBITDA	47,704	14,006	8,412	2,830	72,952	62,516	19,251	(28,769)	125,950
EBITDA margin	24.7%	17.2%	17.7%	18.1%	21.6%	16.5%	15.2%		14.9%

Restructuring (recoveries) charges, net	-	-	313	-	313	(241)	6	-	78
Integration/acquisition costs	-	-	-	-	-	4,862	-	119	4,981
Adjusted EBITDA	$47,704	$14,006	$8,725	$2,830	$73,265	$67,137	$19,257	$(28,650)	$131,009
Adjusted EBITDA margin	24.7%	17.2%	18.4%	18.1%	21.7%	17.7%	15.2%		15.5%